                                                                   EXHIBIT 10.7



                             DUKE ENERGY CORPORATION
                             EXECUTIVE SAVINGS PLAN
              As Amended and Restated Effective on January 1, 1999

                                     PURPOSE

         The purpose of this Plan is to provide deferred compensation for a select group of management or highly compensated employees. This Plan replaces the Supplementary Defined Contribution Plan, the Compensation Deferral Plan and the Incentive Deferral Plan, all of which were formerly maintained by the Company. This Plan also amends and restates the Duke Energy Corporation Executive Savings Plan as effective January 1, 1998 and replaces the Panhandle Eastern Corporation Key Executive Deferred Compensation Plan as amended and restated January 1, 1996 ("KEDCP") for those KEDCP participants electing to participate herein. This Plan is intended to a nonqualified, unfunded plan of deferred compensation for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be so interpreted.

                                    ARTICLE I
                            TITLE AND EFFECTIVE DATE

         1.1 This Plan shall be known as the Duke Energy Corporation Executive Savings Plan (hereinafter referred to as "Plan").

         1.2 The Plan was first effective on January 1, 1997, and has been amended from time to time, having been amended and restated as set forth herein, effective January 1, 1999.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "Account" shall mean the record of deferrals and contributions and adjustments thereto maintained with respect to each Participant pursuant to
Article VI.

         2.2 "Base Pay" shall mean, for each Participant, the base salary as defined by the Company's normal payroll practices and procedures, paid during a Plan Year (or which would have been paid during a Plan Year but for salary reductions and elective deferrals under Code Sections 125 and 401(k) and Base Pay deferrals under this Plan). In no event shall Base Pay include any compensation, whether paid or deferred, pursuant to Incentive Plans.

         2.3 "Beneficiary" means the person or persons designated by a Participant, or by another person entitled to receive benefits hereunder, to receive benefits following the death of such person.

         2.4 "Board" shall mean the Board of Directors of Duke Energy
Corporation.

         2.5 "CDP" shall mean the Duke Power Company Compensation Deferral Plan, first effective as of July 1, 1983.

         2.6 "Change in Control" shall be deemed to have occurred upon;

                  (i) an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either
(A) the then outstanding shares of common stock of Duke Energy Corporation or
(B) the combined voting power of the then outstanding voting securities of Duke Energy Corporation entitled to vote generally in the election of directors; excluding, however, the following. (1) any acquisition directly from Duke Energy Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Duke Energy Corporation, (2) any acquisition by Duke Energy Corporation and
(3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Duke Energy Corporation or its affiliated companies;

                  (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Duke Energy Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

                  (iii) the approval by the shareholders of Duke Energy Corporation of a merger, consolidation, reorganization or similar corporate transaction, whether or not Duke Energy Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of Duke Energy Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Duke Energy Corporation (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

                  (iv) the approval by the shareholders of Duke Energy Corporation of (A) the sale or other disposition of all or substantially all of the assets of Duke Energy Corporation or (B) a complete liquidation or dissolution of Duke Energy Corporation; or

                  (v) adoption by the Board of a resolution to the effect that any Person has acquired effective control of the business and affairs of Duke Energy Corporation.

         2.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.8 "Company" shall mean Duke Energy Corporation and its affiliated companies.

         2.9 "Company-matching Subaccount" shall mean the subaccount established and maintained pursuant to Section 6.3.

         2.10 "Compensation Committee" shall mean the Compensation Committee of the Board.

         2.11 "Duke Energy Common Stock Fund" shall mean the RSP Investment Option that invests primarily in Common Stock.

         2.12 "Effective Date" shall mean January 1, 1999.

         2.13 "Election Date" with respect to a Plan Year shall mean the last day of the preceding Plan Year. The Election Date for the Plan year in which a Participant initially becomes eligible under the Plan shall be a date no later than 30 days after such individual is designated as eligible to participate in the Plan.

         2.14 "Employee" shall mean a person employed by the Company.

         2.15 "Executive Benefits Committee" means the Executive Benefits Committee of Duke Energy Corporation as appointed by the Management Committee from time to time.

         2.16 "General Account" shall mean that portion of a Participant's Account that is not in a Subaccount.

         2.17 "Incentive Plans" shall mean the executive incentive compensation or bonus plans sponsored by the Company which are designated as "Incentive Plans" by the Management Committee from time to time.

         2.18 "KEDCP" shall mean the Panhandle Eastern Corporation Key Executive Deferred Compensation Plan, as amended and restated effective January 1, 1996.

         2.19 "Management Committee" shall mean the Management Committee of the Board.

         2.20 "Participant" shall mean any Employee for whom an Account is maintained under the Plan. However for the purposes of Article IV, the term Participant shall mean only those Participants who remain eligible to participate in the Plan.

         2.21 "Plan" shall mean the Duke Energy Corporation Executive Savings Plan.

         2.22 "Plan Year" shall mean the calendar year.

         2.23 "RSP" shall mean the Duke Energy Corporation Retirement Savings Plan.

         2.24 "RSP Investment Options" shall mean the various investment funds in which participants in the RSP can elect to have their RSP account balances invested.

         2.25 "Subaccounts" shall mean the CDP Subaccounts established under
Section 6.4, the Company-matching Subaccount, and the KEDCP Subaccounts established under Section 6.5.

         2.26 "Termination of Employment" shall mean the date of a Participant's severance from employment with the Company by reason of death, retirement, resignation, or discharge as determined by the Executive Benefits Committee in its sole discretion.

         2.27 "Valuation Date" shall mean, with respect to a Participant, the last business day of the month during which such Participant's Termination of Employment occurs.

                                  ARTICLE III
                                  ELIGIBILITY

         3.1 All Employees who are members of the Management Committee shall be automatically eligible to participate in this Plan. In addition, any Employee designated by the Management Committee (or its delegatee) shall be eligible to participate in the Plan on the date designated by the Management Committee (or its delegatee) and shall remain so eligible, while continuing to be an Employee, until designated ineligible to participate by the Management Committee (or its delegatee). Only Employees who are members of a "select group of management or highly compensated employees" under ERISA may participate in the Plan.

                                   ARTICLE IV
                      PARTICIPANT DEFERRALS/COMPANY CREDITS

         4.1 Base Pay Deferrals. Each eligible Participant may irrevocably elect to defer in accordance with the terms of this Plan, a percentage (such percentage to be a multiple of 1%) of such Participant's Base Pay for the Plan Year, not to exceed 15%, 30% if (i) the Participant is a member of the Management Committee, or (ii) the Management Committee or its delegatee specifically authorizes such higher percentage for the Participant. Such election must be made by the Participant before the beginning of such Plan Year or within 30 days of a Participant initially becoming eligible to participate in the Plan under Section 3.1. Base Pay deferred pursuant to this Section shall be credited to the Participant's Account on a monthly basis.

         4.2 Incentive Plan Deferrals. Each eligible Participant may irrevocably elect to defer, in accordance with the terms of this Plan a percentage up to 15% (such percentage to be a multiple of 1%) of the amount payable with respect to a Plan Year to such Participant as an award under any Incentive Plans. If the Participant is a member of the Management Committee or has been specifically authorized by the Management Committee or its delegatee, 15% in the prior sentence shall be replaced with 80%. Such election must be made by the Participant not later than the applicable Election Date and shall apply to any Incentive Plan payments with respect to an Incentive Plan performance period ending with or within the Plan Year. For "spot bonuses", the last day of the performance period shall be the date such "spot bonus" is granted. Such amounts will be credited to the Participant's Account as of the dates that award amounts under the Incentive Plans become payable.

         4.3 Retirement Savings Plan - Excess Matching Contribution. The Company maintains the RSP, pursuant to which Employees are permitted to make before tax contributions with respect to which the Company makes certain matching contributions, based on the Employee's deferral election. It is the Company's intention to provide matching contribution credits under this Plan where matching contributions cannot be provided under the RSP due to; (i) the application of Section 401(a)(17) of the Code, (ii) the application of Section 402(g) of the Code or (iii) the application of Section 415 of the Code. Accordingly, as of the last day of each Plan Year, the Participant's Account shall receive a matching contribution credit equal to the amount, if any, by which the lesser of the amounts in subparagraph (a) or (b) below, exceeds the amount in subparagraph (c) below:

                  (a) The maximum matching contribution the Participant was eligible to receive for the Plan Year under the RSP based upon the Participant's Eligible Pay as defined in the RSP for the Plan Year, but determined without regard to the limitations of Code Section 401(a)(17) and any Base Pay Deferrals and Incentive Plan Deferrals pursuant to Sections 4.1 and 4.2.

                  (b) The Participant's Before Tax Savings under the RSP for the Plan Year, plus the Participant's Base Pay Deferrals and Incentive Plan Deferrals credited to the Participant's Account, during the Plan Year pursuant to Sections 4.1 and 4.2.

                  (c) The Matching Contribution credited to the Participant's account under the RSP for the Plan Year.

         The Company may, from time to time, in its sole discretion, direct that a special credit in such amount as the Company shall determine be made to a specified Participant's Account in order to (i) mitigate an unintended shortfall in matching contribution credit, or (ii) to implement provisions of an employment agreement. A special credit may be awarded subject to such vesting requirement as the Company shall determine (provided that upon a Change in Control, any special credit shall become vested if the affected Participant has not previously incurred a Termination of Employment) and, notwithstanding any provision of this Plan to the contrary, to the extent any such special credit has not become vested, it shall not be paid under the Plan. If the affected Participant is a member of the Management Committee, the special credit shall be authorized by the Compensation Committee, otherwise the special credit shall be authorized by the Management Committee (or its delegate).

         4.4 Crescent Resources, Inc. Certain officers of Crescent Resources, Inc. who on January 1, 1983, first participated in a certain incentive compensation arrangement implemented by Crescent Resources, Inc. on January 1, 1983, and any officer who first participated in such arrangement by employment agreement signed on December 3, 1987, shall be eligible to elect to defer up to 6% of such incentive compensation and the Company shall credit their Account under this Plan with such deferrals amounts and with a matching contribution equal to up to 6% of the such deferrals.

         4.5 Elections. An election to make Base Pay Deferrals or Incentive Plan Deferrals pursuant to Sections 4.1 and 4.2 will remain in effect until revoked, except that no revocation will be effective unless it is made, in the case of Base Pay Deferrals prior to the beginning of the Plan year to which it relates, or in the case of Incentive Plan Deferrals, prior to the applicable Election Date.

                                    ARTICLE V
               COORDINATION WiTH PRIOR PARTICIPATIONS/FORMER PLANS

         5.1 "Stock Units" Under the Prior Plan. As of the Effective Date, the Participant's Account shall be credited with an amount equal to the value of any "Stock Units" credited to the Participant's Account under the Duke Energy Corporation Executive Savings Plan as in effect immediately prior to the Effective Date, and such amount shall be credited to the phantom Investment Option maintained hereunder which mirrors the Duke Energy Common Stock Fund.

         5.2 Other Amounts Under the Prior Plan. As of the Effective Date, the Participant's Account shall be credited with an amount equal to any amount, other than Stock Units, credited to the Participant's Account under the Duke Energy Corporation Executive Savings Plan as in effect immediately prior to the Effective Date and such amount shall be credited to the phantom Investment Option maintained hereunder which mirrors the comparable investment option (as determined by the Committee) maintained under the RSP.

         5.3 Compensation Deferral Plan. Pursuant to the terms of the CDP, accounts maintained under the CDP have been credited with interest at one of two fixed rates, depending on the periods during which deferrals were credited to such accounts. As of January 1, 1997, the Participant's Account was credited with the amount, if any, that the Participant had deferred into the CDP, plus interest compounded at the "Benefit Rate" applicable to such deferred amounts through December 31, 1996 under the CDP. The amounts credited to such Participant's Account pursuant to the preceding sentence will be maintained in one or two separate subaccounts, (the "CDP Subaccounts") and amounts therein will continue to be credited with interest at the fixed rate formerly applicable to such accounts under the CDP, unless the Participant elects to transfer funds from a CDP Subaccount to another investment option.

         5.4 Key Executive Deferred Compensation Plan. As of January 1, 1999, the Participant's Account shall be credited with the amount, if any, that the Participant has deferred into the KEDCP as of December 31, 1998, plus all income credited thereon provided such Participant has made an irrevocable election in a form acceptable to the Executive Benefits Committee to be bound by the terms of this Plan and, specifically Section 7.3, with respect to all such amounts deferred by the Participant under the KEDCP. Any Employee or former employee of PanEnergy Corporation or its affiliated companies or its predecessors who is not designated a Participant by the Management

Committee shall have such individual's accounts under the KEDCP maintained under this Plan but subject to all of the terms and conditions of the KEDCP as in effect December 31, 1998.

                                   ARTICLE VI
                                    ACCOUNTS

         6.1 Maintenance of Participant Accounts. An Account shall be established and maintained with respect to each Participant. Each Account shall reflect the amounts credited thereto pursuant to Article IV and V, plus or minus adjustments, made in accordance with the provisions of this Article VI.

         6.2 "Investment Options" Generally. Pursuant to the terms of the RSP, participants in the RSP direct the investment their account balances thereunder into one or more of the RSP Investment Funds available to them pursuant to the RSP. Each Participant hereunder shall specify, in accordance with Section 6.2 and rules established by the Executive Benefits Committee, the "investment" of his or her Account (excluding amounts remaining in the Subaccounts maintained pursuant to Sections 6.4 and 6.5) in one or more phantom investment funds that correspond to RSP Investment Funds. The Participant's Account shall thereafter be automatically adjusted (on a monthly basis), upward or downward, in proportion to the total percentage return experienced for the respective month on funds invested in the corresponding RSP Investment Options. No actual investments will be made in an RSP Investment Option. Accounts under the Plan will be bookkeeping accounts reflecting units of a phantom investment fund which mirror the performance that would have resulted from an actual investment in the corresponding RSP Investment Fund.

         6.3 Company-matching Contributions Subaccount. Amounts contributed to a Participant's Account as a Company-matching contribution, pursuant to Sections
4.3 or 4.4, and amounts credited to a Participant's Account as of the Effective Date pursuant to Section 5.1 as a result of Company-matching contributions, shall be held in a subaccount within such Participant's Account (the "Company-matching Subaccount"). The amounts in the Company-matching Subaccount shall be credited and maintained as units in the phantom investment Fund that corresponds to the RSP's Duke Energy Common Stock Fund. At any time after the date on which Company-matching contributions were credited to the Participant's Account hereunder such amounts may, at the election of the Participant, be transferred into units of other phantom investment funds available under Section
6.2 from time to time.

         6.4 CDP Subaccounts. The amounts credited to a Participant's Account pursuant to Section 5.3 will be maintained in separate subaccounts hereunder (the "CDP Subaccounts"), and will continue to be credited with interest at the fixed rate(s) formerly applicable to such accounts under the CDP. At any time the Participant may elect to transfer any amount from such CDP Subaccount(s) and into the Participant's General Account, but no amount so removed from the CDP Subaccount(s) may be transferred back to such CDP Subaccounts.

         6.5 KEDCP Subaccounts. The amounts credited to a Participant's Account pursuant to Section 5.4 will be maintained in separate subaccounts hereunder (the "KEDCP Subaccounts"), and will continue to be credited with interest at the fixed rate(s) formerly applicable to such accounts under the KEDCP. At any time the Participant may elect to transfer any amount from such KEDCP Subaccount(s) and into the Participant's General Account, but no amount so removed from the KEDCP Subaccount(s) may be transferred back to such KEDCP Subaccounts.

         6.6 Monthly Transfer Election. A Participant may elect to transfer amounts out of Subaccounts (pursuant to Sections 6.3, 6.4, 6.5) or to make changes to his or her designation of investment options pursuant to Section 6.2, only on a monthly basis. Each such election to transfer or change shall be effective as of the end of the last day of the month during which the Participant gives the Company notice of such election in accordance with procedures established by the Executive Benefit Committee from time to time. Participants or Beneficiaries who are receiving installment payments may elect to transfer monies between funds on a monthly basis. All transfers must be in increments of 1%.

                                   ARTICLE VII
                                    BENEFITS

         7.1 Termination of Employment. Upon the Participant's Termination of Employment, for any reason, the amount in the Participant's Account will be paid to the Participant (or to the Beneficiary designated pursuant to Section 8.1) in accordance with the terms of the payment option elected by the Participant except as otherwise provided in Section 7.5. However, the Account of a Participant who has a Termination of Employment for any reason, except death, layoff or disability, and prior to becoming eligible for early or normal retirement under the Duke Energy Retirement Cash Balance Plan and who has elected term payments of 10 years or 15 years, shall be paid instead for a 3-year term in accordance with Section 7.3(b).

         7.2 Election of Payment Option. Each Participant shall, before the Effective Date (or, with respect to Employees who become Participants after the Effective Date, before becoming a Participant), elect from among the payment options specified in Section 7.3, the manner in which such Participant's Account will be paid following Termination of Employment. A Participant may change his or her form of benefit payment option once in any 12 month period by completing a new election form and delivering it to the Executive Benefits Committee. A Participant's election to change the form of benefit payment shall become effective one year from the date on which the election form was submitted to the Executive Benefits Committee but only if the Participant has remained an Employee throughout such one year period.

         Each Participant in the KEDCP who becomes a Participant in the Plan shall make an election of his payment option upon becoming a Participant in the Plan and such election shall govern the distribution of all amounts credited to the Participant's Account, including amounts previously credited under the KEDCP. All elections of payment options shall be made by the Participant on a form provided by and acceptable to the Executive Benefits Committee. Any KEDCP Participant who is a Participant in this Plan and who fails to make an election or who has a Termination of Employment prior to January 1, 2000 shall be subject to the following rules:

                  (a) No distribution shall be made prior to the Termination of Employment of the Participant.

                  (b) If the Participant elected to receive all distributions under the KEDCP in a single lump sum, distribution shall be made to the Participant in a single lump sum.

                  (c) If the Participant elected to receive a distribution under the KEDCP in installments (including an annuity) or in a combination of installments and a lump sum payment, the Participants' Account shall be paid in term payment of 10 years unless Termination of Employment occurs prior to becoming eligible for early or normal retirement under the Duke Energy Retirement Cash Balance Plan, in which case distribution shall be made in term payments of 3 years in accordance with Section 7.3(b).

         7.3 Payment Options. Subject to the foregoing, the payment options are:

                  (a) Lump Sum. Payment of the full amount of the Participant's Account on the last business day of the month following the month in which Termination of Employment occurs.

                  (b) Term Payments. Payments on a monthly basis over a term of years, which shall be either 3 years, 10 years, or 15 years, as follows: The Company will determine the amount of the Participant's Account on the Valuation Date, and as of the last business day of each month thereafter. The Participant will receive on the last business day of each month during the term, beginning with the last day of the month following the Valuation Date, an amount determined pursuant to the following formula:

                  amount =  V
                            -
                            N

                  where

                  N represents the number of months remaining in the term (including the month for which the payment is being calculated) and

                  V represents the amount of the Participant's Account as of the last day of the preceding month.

         Any remaining balance in the Participant's Account shall be paid to the Participant on the last day of the last month of the term.

         7.4 Payments After Death. If a Participant (or a Beneficiary previously designated by a deceased Participant) dies before receiving all amounts payable hereunder, then the remaining amounts payable will be paid to the specified Beneficiary of such deceased person in accordance with the payment option in effect, but subject to Section 7.5; provided, however, that (i) if such deceased person has failed to specify a surviving Beneficiary then the person's estate will be considered to be the Beneficiary, and (ii) if a person receiving payments over a term of years dies and an estate is such person's Beneficiary, then such term payments will cease and the remaining amount credited to the Account will be paid to such estate in lump sum.

         7.5 Small Payments. If a Participant's Account balance at Termination of Employment is less than $25,000.00, the Participant's Account shall automatically be paid in a lump sum as soon as practicable following Termination of Employment.

         7.6 Form of Payment. All amounts due under the Plan shall be paid in cash.


         7.7 Acceleration of Payment in the Event of Hardship. Upon written request by a Participant, the Executive Benefits Committee may distribute to a Participant who is receiving installment payments, prior to the payment of all installments due to the Participant, such amount of the Participant's Account which the Executive Benefits Committee determines is necessary to alleviate a financial hardship suffered by the Participant. For this purpose, "financial hardship" shall mean a severe financial hardship as determined under federal income tax law, regulations and rulings which are applicable to non-qualified deferred compensation plans. Notwithstanding the foregoing, if any member of the Executive Benefits Committee requests a hardship distribution, then such Executive Benefits Committee member shall take no part in the decision or deliberations of the Executive Benefits Committee concerning such Participant's financial hardship, or the amount to be distributed in relief thereof.

                                  ARTICLE VIII
                                   BENEFICIARY

         8.1 Designation of Beneficiary. A Participant shall designate a Beneficiary to receive benefits under the Plan by submitting to the Executive Benefits Committee a Designation of Beneficiary in the form required by the Executive Benefits Committee. If more than one Beneficiary is named, the share and precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Executive Benefits Committee a Change of Beneficiary in the form provided, but no change of Beneficiary shall be effective until acknowledged in writing by the Company.

         8.2 Designation by Beneficiary. A Beneficiary who has become entitled to receive benefits shall designate a Beneficiary.

         8.3 Discharge of Obligations. Any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment. If the Company has any doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated.

         8.4 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Executive Benefits Committee, is incapable of making proper disposition thereof, such payment shall be made to the legal guardian of the property of such minor or such person. The Company shall make such payments as directed by the Executive Benefits Committee without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his Beneficiaries.

                                   ARTICLE IX
                        NATURE OF COMPANY'S OBLIGATION

         9.1 Unsecured Promise. The Company's obligation to the Participant under this Plan shall be an unfunded and unsecured promise to pay. The rights of a Participant or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Company. The Company shall not be obligated under any circumstances to set aside or hold assets to fund its financial obligations under this Plan.

         9.2 No Right to Specific Assets. Notwithstanding the foregoing, the Company may, in its sole discretion establish such accounts, trusts, insurance policies or arrangements, or any other mechanisms it deems necessary or appropriate to account for or fund its obligations under the Plan. Any assets which the Company may set aside, acquire or hold to help cover its financial liabilities under this Plan are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Company to a Participant or Beneficiary. All rights of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or any Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Company. Any asset shall remain a general, unpledged, and unrestricted asset of the Company.

         9.3 Plan Provisions. The Company's liability for payment of benefits shall be determined only under the provisions of this Plan, as it may be amended from time to time.

                                    ARTICLE X
                     TERMINATION, AMENDMENT, MODIFICATION OR
                             SUPPLEMENTATION OF PLAN

         10.1 Right to Terminate and Amend. The Compensation Committee retains the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time. The Compensation Committee may delegate the right to amend the Plan, subject to any limitations it may impose, to an officer of the Company. No such action shall adversely affect a Participant's right to receive amounts then credited to a Participant's Account with respect to events occurring prior to the date of such amendment.

         In the event of a Change in Control, the Plan shall become irrevocable and may not be amended or terminated without the written consent of each Plan Participant who may be affected in any way by such amendment or termination, either at the time of such action or at any time thereafter. This restriction in the event of a Change in Control shall be determined by reference to the date any amendment or resolution terminating the Plan is actually signed by an authorized party rather than the date such action purports to be effective.

                                   ARTICLE XI
                     RESTRICTIONS ON ALIENATION OF BENEFITS

         11.1 No Assignment. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge these benefits shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then the right or benefit, in the discretion of the Executive Benefits Committee, shall cease. In these circumstances, the Executive Benefits Committee may hold or apply the benefit payment or payments, or any part of it, for the benefit of the Participant or his Beneficiary, the Participant's spouse, children, or other dependents, or any of them, in any manner and in any portion that the Executive Benefits Committee may deem proper.

                                   ARTICLE XII
                                 ADMINISTRATION

         12.1 The Company intends for the Plan to be "top-hat" plan for a select group of management or highly compensated employees which is exempt from substantially all of the requirements of Title I of ERISA pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Company is the Plan sponsor under section 3(16)(B) of ERISA.

         12.2 The Executive Benefits Committee is the named fiduciary of the Plan and as such shall have the authority to control and manage the operation and administration of such the Plan except as otherwise expressly provided in this Plan document. The named fiduciary may designate persons other than the named fiduciary to carry out fiduciary responsibilities under the Plan. Any such allocation or designation must be in writing and must be accepted in writing by any such other person.

         12.3 The Executive Benefits Committee is the administrator of the Plan within the meaning section 3(16)(A) of ERISA. As administrator, the Executive Benefits Committee has the authority (without limitation as to other authority) to delegate its duties to agents and to make rules and regulations that it believes are necessary or appropriate to carry out the Plan. The Executive Benefits Committee has the discretion as a Plan fiduciary (i) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (ii) to determine questions of eligibility to participate in the Plan and (iii) to make factual determinations in connection with any of the foregoing. A decision of the Executive Benefits Committee with respect to any matter pertaining to the Plan including without limitation the Employees determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Executive Benefits Committee member shall participate in any decision of the Executive Benefits Committee that would affect the timing or amount of his benefits under the Plan, except to the extent that such decision applies to all Participants under the Plan.

                                  ARTICLE XIII
                                CLAIMS PROCEDURE

         13.1 Claim. If a Participant has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits and complaints concerning the performance or administration of the phantom investment funds (collectively referred to herein as "claim" or "claims"), the Participant shall submit the claim to the Executive Benefits Committee, which shall have the initial responsibility for deciding the claim.

         13.2 Written Claim. A claim for benefits will be considered as having been made when submitted in writing by the claimant to the Executive Benefits Committee. No particular form is required for the claim, but the claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during normal business hours or mailed to the Executive Benefits Committee. All such claims shall be submitted in writing and shall set forth the relief requested and the reasons the relief should be granted. All such claims must be submitted with the "applicable limitations period." The "applicable limitations period" shall be two years beginning on: i) in the case of any lump-sum payment, the date on which the payment was made, ii) in the case of an installment payment, the date of the first in the series of payments, or iii) for all other claims, the date on which the action complained or grieved of occurred.

         13.3 Committee Determination. The Executive Benefits Committee will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.

         13.4 Notice of Determination. The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

         (1)      The specific reason(s) for the denial.

         (2) Specific reference to pertinent Plan provisions on which the denial is based.

         (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

         (4) Appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his claim for review.

         13.5 Appeal. If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Executive Benefits Committee requesting that the claim be reviewed. The Executive Benefits Committee shall conduct a full and fair review of each appealed claim and its denial. Unless the Executive Benefits Committee notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Executive Benefits Committee.

         13.6 Request for Review. The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may:

         (1)      Review pertinent documents.

         (2)      Submit issues and comments in writing.

         13.7 Determination of Appeal. The decision of the Executive Benefits Committee regarding the appeal shall be promptly given to the claimant in writing and shall normally be given no later than 60 days following the receipt of the request for review. However, if special circumstances (for example, if the Executive Benefits Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Executive Benefits Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Plan's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances (for example, if the Executive Benefits Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Plan's receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or to his authorized representative within the appropriate time for the decision. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

         13.8 Hearing. The Executive Benefits Committee may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

         13.9 Decision. The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         13.10 Exhaustion of Appeals. A Participant must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan. No action at law or in equity to recover under this Plan shall be commenced later than one year from the date of the decision on review (or deemed denial if no decision is issued).

         13.11 Committee's Authority. The Executive Benefits Committee shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Employees to participate in the Plan, and the rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

         14.1 No Right to Employment. Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Company, its subsidiaries or affiliates or affect the right of the Company to terminate any Participant's employment with or without cause.

         14.2 Withholding. Any amount required to be withheld under applicable Federal, state and local tax laws (including any amounts required to be withheld under Section 3121(v) of the Code) will be withheld in such manner as the Executive Benefits Committee will determine and any payment under the Plan will be reduced by the amount so withheld, as well as by any other lawful withholding.

         14.3 Section 16. Notwithstanding anything in this Plan to the contrary, any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") shall not liquidate, transfer or dispose of any investment of such Participant's Account under
Article VI in units of the phantom investment fund that corresponds to the RSP's Duke Energy Common Stock Fund during the six-month period following the investment of such Participant's Account in such units, nor shall any such Participant elect to make a Discretionary Transaction (as such term is defined in Rule 16b-3(b)(1) under the Exchange Act) within six months of the election of a nonexempt "opposite way" (as such term is used for purposes of Section 16(b) of the Exchange Act) Discretionary Transaction under any plan of the Company in which the Participant participates. Any provision hereof related to a credit, grant or award of such units under this Plan to a Participant who is subject to the reporting requirements of Section 16(a) under the Exchange Act shall be interpreted, in the event of any ambiguity, such that the transaction or transactions relating thereto shall qualify for exemption from liability under Section 16(b) of such Act.

         14.4 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by Federal law.

         This Plan document has been executed on behalf of the Company this 4th day of January 1999.

                                         DUKE ENERGY CORPORATION

                                         By:  /s/ CHRISTOPHER C. ROLFE
                                            ------------------------------------
                                         Its: Vice President
                                            ------------------------------------
                                              Corporate Human Resources